Exhibit 10.1

STOCK AND WARRANT
SUBSCRIPTION AGREEMENT

THIS STOCK AND WARRANT SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of November 19, 2007 by and between Neurologix, Inc., a Delaware corporation (the “Company”), and the investors set forth on Exhibit A hereto (individually, an “Investor” and collectively, the “Investors”) and, solely with respect to Sections 3.2 and 3.3, (i) Martin J. Kaplitt, M. D. and (ii) Palisade Private Holdings LLC (“Palisade”) ((i) – (ii) together, the “Holders”).

WITNESSETH:

WHEREAS, the Company desires to issue and sell to each of the Investors and each of the Investors desires to purchase from the Company the number of shares (the “Purchased Shares”) of Series D Convertible Preferred Stock, par value $0.10 per share, of the Company (the “Series D Preferred Stock”) set forth opposite such Investor’s name on Exhibit A hereto at a price per share of $35.00 (the “Purchase Price”) and warrants (the “Warrants”) substantially in the form of Exhibit E attached hereto (the “Warrant Certificate”) to purchase up to the number of shares of Common Stock set forth on Exhibit A hereto (such number of shares, as adjusted in accordance with the Warrants, the “Warrant Shares”), for the “Total Purchase Price” set forth opposite such Investor’s name on Exhibit A, pursuant to the terms of this Agreement; the Warrant Shares, the Purchased Shares, and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Purchased Shares, including any shares of Common Stock issued pursuant to Section B(2) of the Certificate of Designations to the Restated Certificate of Incorporation for the Series D Preferred Stock  (the “Conversion Shares”), are referred to herein together as the “Shares”;

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES AND WARRANTS

1.1           Authorization and Sale of the Purchased Shares and Warrants.  Subject to the terms and conditions set forth in this Agreement, the Company has authorized the issuance and sale of up to 628,571 shares of Series D Preferred Stock and Warrants to purchase up to 4,741,379 Warrant

Shares.  In addition, the Company has authorized the issuance of 163,470 shares of Series D Preferred Stock pursuant to Section E(2)(b) of the Certificate of Designations (the “Series C Certificate”) to the Restated Certificate of Incorporation.

1.2           Agreement to Sell and Purchase the Purchased Shares and Warrants.  Subject to the terms and conditions of this Agreement, each Investor, severally and not jointly, agrees to purchase at the Closing (as such term is defined in Section 1.3), for the total purchase price set forth opposite such Investor’s name on Exhibit A (reflecting the Total Purchase Price), that number of Purchased Shares and Warrants set forth opposite such Investor’s name on Exhibit A.

1.3           Delivery of the Purchased Shares and Warrants at Closing.

(a)           Except as set forth in this Section 1.3, the completion of the purchase and sale of the Purchased Shares and Warrants (the “Closing”) shall occur on November 19, 2007 (the “Closing Date”), at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 at 10:00 AM Eastern time, or at such other time and place as may be mutually agreed upon by the Company and the Investors.  At the Closing, the Company shall deliver the Warrants to the Investors and either

(i)           deliver to the Investors one or more stock certificates representing the number of Purchased Shares set forth on Exhibit A, each such certificate to be registered in the name of each Investor or, if so indicated on Exhibit A of this Agreement, in the name of a nominee designated by such Investor; or

(ii)           direct its transfer agent to deliver such certificates to the Investors (at the address of each Investor set forth on Exhibit A hereto) or to the Investors’ designated custodian (at such address as is provided to the Company prior to the Closing Date) within three business days after the Closing Date.

(b)           The Company’s obligation to issue the Purchased Shares and Warrants to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company in writing at any time in its sole discretion:

(i)           the Company shall have received one or more wire transfers of funds to the account designated by the Company in Exhibit F in the full amount of the Purchase Price for all of the Purchased Shares and Warrants being purchased hereunder as set forth on Exhibit A (the “Wire Transfer”); and

(ii)           the representations and warranties of the Investors set forth herein shall be true and correct in all respects as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the undertakings of the Investors set forth herein shall have been satisfied and fulfilled on or prior to the Closing Date as set forth herein.

(c)           The Investors’ obligations to purchase the Purchased Shares and Warrants shall be subject to the following conditions, any one or more of which may be waived by the written consent of a majority-in-interest of the Investors at any time:

(i)           the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date); and

(ii)           the Investors shall have received an opinion of Company counsel substantially in the form attached as Exhibit B hereto and such other documents as shall have been reasonably requested from the Company for the purpose of enabling them to pass upon the issuance and sale of the Purchased Shares and Warrants as contemplated herein, or to evidence the accuracy of any representations and warranties or the satisfaction of any of the conditions or agreements contained herein.

(d)           Funds received from each Investor in the Wire Transfer shall be held in escrow by the Company for the benefit of the Investor and may only be released to the Company at such time as the Company has received one or more wire transfers from the Investors for the Purchase Price for the Purchased Shares and Warrants totaling at least $15,000,000.

1.4           Right to Sell Additional Shares of Series D Preferred Stock and Warrants.  Subject to the terms and conditions set forth in this Agreement, the Company may, at its option, issue and sell up to 200,000 shares of Series D Preferred Stock and 1,508,621 Warrants (collectively, the “Additional Shares”) at a second closing (the “Second Closing”) to be held at such time and place as may be mutually agreed upon by the Company and the purchasers thereof (the “New Investors”), but, in no event, later than December 31, 2007.  The purchase and sale of the Additional Shares shall be at the same price and on the same terms and conditions as set forth herein, including the conditions specified in Section 1.3(b) and 1.3(c) hereof.  On the date of the Second Closing, the Company will deliver to each New Investor certificates representing the Additional Shares to be purchased by such New Investor, registered in such names and in such denominations as shall be requested by such New Investor, against delivery by such New Investor of the consideration therefor by wire transfer of funds to the account of the Company (as set forth in Exhibit F).  As a condition to the purchase of the Additional Shares, each New Investor shall enter into a joinder of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Investors (the “Disclosure Schedule”), the Company hereby represents, warrants and covenants to the Investors as of the Closing Date, as follows:

2.1           Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) since January 1, 2006 through the date hereof, including, without limitation, its most recent report on Form 10-KSB (the “Exchange Act Documents”), and is registered or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification, except where the failure to be so authorized, qualified or in good standing would not be reasonably likely to have a Material Adverse Effect (as defined below).  No proceeding to which the Company is a party has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company has designated the terms of the Series D Preferred Stock by filing the Certificate of Designation to the Restated Certificate of Incorporation in substantially the form set forth in Exhibit C with the Secretary of State of the State of Delaware.  The Company has also amended the terms of the Series C Convertible Preferred Stock, par value $0.10 per share (the “Series C Preferred Stock”), by filing the Series C Certificate in the form set forth in Exhibit D with the Secretary of State of the State of Delaware.  The Company is an operating company within the meaning of the Department of Labor Regulation 2510.3-101.  The Company has no subsidiaries as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(a)           For purposes of this Agreement:

(i)           “Person” shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

(ii)           “Material Adverse Effect” shall mean any material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, on the business or business prospects, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company or on the transactions contemplated hereby or by the Warrants (collectively, the “Transaction Documents”).

2.2           Due Authorization and Valid Issuance.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms, except (i) as rights to indemnity and contribution which may be limited by state or federal securities laws, or (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The issuance, sale and delivery of the Purchased Shares and Warrants in accordance with this Agreement, and the issuance of the Conversion Shares issuable upon conversion of the Purchased Shares and the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company.  The Purchased Shares and Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares and Warrant Shares, when issued pursuant to the terms of the Purchased Shares and Warrants, will be duly and validly issued, fully paid and non-assessable.

2.3           Non-Contravention.  The execution and delivery of the Transaction Documents, the issuance and sale of the Shares under the Transaction Documents, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) (including any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority or the rules of the OTC Bulletin Board (the “OTC BB”) applicable to the Company or its properties (collectively, the “Applicable Law”), except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except to the extent that such acceleration would not have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Transaction Documents by the Company, the valid issuance and sale of the Shares to be sold pursuant to the Transaction Documents and the performance by the Company of its other obligations thereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

2.4           Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.10 per share, of which 650 shares have been designated Series A Preferred Stock and 700,000 shares have been designated Series C Preferred Stock.  As of November 6, 2007, 27,312,390 shares were issued and outstanding, consisting of 26,892,976 shares of Common Stock, 645 shares of Series A Preferred Stock and 418,769 shares of Series C Preferred Stock.  The Company has not issued any capital stock since the date above other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing and except as provided herein or as disclosed in the Exchange Act Documents, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Purchased Shares or Warrants or the issuance and sale thereof.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Purchased Shares or Warrants.  Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.5           Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.

2.6           No Violations.  The Company is not (i) in violation of its certificate of incorporation, by-laws, or other organizational document; (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company is bound, which default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

2.7           Governmental Permits, Etc.  With the exception of the matters which are dealt with separately in Sections 2.1 (Organization), 2.8 (Intellectual Property),  2.12 (Exchange Act Compliance), and 2.13 (Reporting Status), the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

2.8           Intellectual Property.

(a)           The Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, copyrights, trademarks, trade names, service marks, service names, and know-how (including trade secrets and other unpatented proprietary intellectual property rights) that are necessary to conduct its business in the manner in which it is presently conducted or contemplated to be conducted, except where the failure to have such ownership, exercise or right to use would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           Section 2.8(b) of the Disclosure Schedule lists all (i) patents of the Company, (ii) owned patent applications of the Company and (iii) license agreements to use patents or patent applications by the Company.  To the knowledge of the Company, there are no present or threatened infringements of any patents or patent applications owned by the Company or licensed to the Company (the “Company Patents”) by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the “PTO”) with respect to the Company Patents, and, to the Company’s knowledge, all individuals to whom the duty of candor and good faith applies with respect to the Company Patents have complied with such duty, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company Patents.  The Company is not aware of any publication, disclosure, public use, or offer for sale by any of its employees or consultants of subject matter prior to the filing date of any one of the Company Patents that negatively impacts the patentability of any claim of such patent.  There are no legal or governmental proceedings pending relating to Company Patents other than  proceedings in the PTO, or foreign patent office review of pending applications for patents, and, other than PTO (or patent offices in other jurisdictions) review of pending applications for patents, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities.

(c)           To the Company’s knowledge, there are no pending, nor has there been any notice of any third-party patents or threatened actions, suits, proceedings, claims or allegations by others that the Company, including through use of the Company Patents, is or will be infringing any patent, trade secret, trademark, service mark, copyright or other proprietary intellectual property rights.

(d)           The Company is not in breach of, and has complied in all respects with all terms of, any of the license agreements under which the Company licenses a patent or patent application that covers technology necessary to conduct or used in the conduct of the Company’s business in the manner in which it is currently conducted; except as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           The Company is not aware of any obligation of any of its employees under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business; and to the Company’s knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company.  All employees of the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all intellectual property rights arising from the services performed for the Company by such persons.

2.9           Financial Statements; Solvency; Obligations to Related Parties.

(a)           The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount except as otherwise described in the Exchange Act Documents.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

(b)           Except as set forth in the Exchange Act Documents, the Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

(c)           Except as set forth in any Exchange Act Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than:

(i)           for payment of salary for services rendered and for bonus payments;

(ii)           reimbursements for reasonable expenses incurred on behalf of the Company;

(iii)           for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company);

(iv)           obligations listed in the Company’s financial statements; and

(v)           under applicable laws.

Except as described above or in any Exchange Act Documents, (i) none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $60,000; and (ii) none of the officers, directors or, to the best of the Company’s knowledge, key employees have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company.  Except as described above or as set forth in the Exchange Act Documents, no officer, director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person.  Except as set forth in any Exchange Act Documents, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.10           No Material Adverse Change.  Except as disclosed in the Exchange Act Documents, since January 1, 2007, there has not been (i) any material adverse change in the financial condition or results of operations of the Company, (ii) any event affecting the Company which has had or could reasonably be expected to have a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business or with respect to the transactions contemplated by the Transaction Documents or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

2.11           Disclosure.  The representations and warranties of the Company contained in this Article II as of the date hereof and as of the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in purchasing the Purchased Shares and Warrants.

2.12           Exchange Act Compliance.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC BB, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTC BB, nor has the Company received any notification that the SEC, the OTC BB or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or quotation.

2.13           Reporting Status.  Since January 1, 2005, the Company has filed or furnished with the SEC in a timely manner all of the documents that the Company was required to file or furnish under the Exchange Act.  As of the date of filing thereof, each Exchange Act Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document.  None of the Exchange Act Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.14           No Manipulation of Stock.  The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

2.15           Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Purchased Shares and Warrants will not be, an “investment company” within the meaning of the Investment Company Act.

2.16           Embargoed Person.  The Company has no foreign operations and (i) none of the funds or other assets of the Company constitute or shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person with whom U.S. persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Purchased Shares or the Warrants are or would be in violation of law; (ii) no Embargoed Person has or shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Purchased Shares and Warrants are or would be in violation of law; and (iii) none of the funds of the Company are or shall be derived from any unlawful activity with the result that the investments evidenced by the Purchased Shares or the Warrants are or would be in violation of law; provided, that with respect to the covenants contained in this Section 2.16, the Company may assume that the Investors are not Embargoed Persons.  The Company certifies that, to the Company’s knowledge, the Company has not been designated, and is not owned or controlled, by an Embargoed Person.

2.17           Accountants.  To the Company’s knowledge, J.H. Cohn LLP and BDO Seidman, LLP, which have expressed their opinions with respect to the financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

2.18           Contracts.  The contracts filed as exhibits to the Exchange Act Documents are in full force and effect on the date hereof, except as to contracts whose term has expired, and the Company is not in breach of or default under any of such contracts, except as would not have a Material Adverse Effect.  The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act.

2.19           Taxes.  The Company has filed all material federal, state and foreign income and franchise tax returns due to be filed as of the date hereof, taking into account all extensions, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

2.20           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchased Shares and the Warrants to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

2.21           Private Offering.  Assuming the correctness of the representations and warranties of the Investors set forth in Article IV hereof, the offer and sale of the Purchased Shares and Warrants hereunder, and the issuance of the Warrant Shares pursuant to the Warrants, shall be exempt from registration under the Securities Act.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Purchased Shares or the Warrants as contemplated by this Agreement or the Warrant Shares under the Warrants, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).

2.22           Controls and Procedures.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Except as provided in the Exchange Act Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the periods in which the Exchange Act Documents have been prepared; (b) to the extent required by the Exchange Act, evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Exchange Act Documents their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by the Exchange Act Documents based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there have been no material changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.23           Real Property Holding Corporation.  Since its date of incorporation, the Company has not been, and as of the Closing Date shall not be, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the “Code”), and in Section 1.897 2(b) of the Treasury Regulations issued thereunder.  The Company has no current plans or intentions which would cause the Company to become a “United States real property holding corporation,” and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897 2(h) of the Treasury Regulations.  The shares of the Company do not derive their value principally from real property, and the property of the Company does not and will not consist principally of real property.

2.24           Relationship with General Electric Company or its Affiliates.  The Company does not have any equity, creditor or similar relationship (including, without limitation, any investment in (or right to acquire an investment in), or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship, with General Electric Company or any subsidiary or affiliate thereof, other than Palisade or any of its affiliates.  The Company is not a party-in-interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to General Electric Pension Trust.

2.25           Clinical Trials.  The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Exchange Act Documents, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be.  The description of the results of such tests and trials contained in the Exchange Act Documents are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Exchange Act Documents.  The Company has not received any notices or other correspondence from the United States Food and Drug Administration (the “FDA”) or from any other U.S. or foreign government agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Exchange Act Documents, and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA.

ARTICLE III

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company hereby covenants as follows:

3.1           Right of First Refusal.

(a)           Right of First Refusal.  The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in a transaction not involving a public offering, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, preferred shares, (iii) any debt security of the Company (other than debt with no equity feature) including, without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the “Offered Securities”) to the Investors (each, an “Offeree” and collectively, the “Offerees”) as follows:  Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of shares of Common Stock held by such Offeree (including shares then issuable upon the exercise on conversion of outstanding exercisable or convertible equity securities) bears to the number of shares of Common Stock held by all Offerees and all holders of the Series C Preferred Stock (including shares then issuable upon the exercise on conversion of outstanding exercisable or convertible equity securities) (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of fifteen (15) days from receipt of the Offer.

(b)           Notice of Acceptance.  Notice of each Offeree’s intention to accept, in whole or in part, any Offer made shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the fifteen (15)-day period of such Offer, setting forth such of the Offeree’s Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available

Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Company to the extent it reasonably deems necessary.  The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Offerees and their respective counsel.

(c)           Conditions to Acceptances and Purchase.

(i)           Permitted Sales of Refused Securities.  In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have seventy-five (75) days from the expiration of the fifteen (15) day period set forth above to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the “Refused Securities”) to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to the purchasers or less favorable to the Company than those set forth in the Offer.

(ii)           Closing.  Upon the closing, which shall include full payment to the Company for the sale to such other person or persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company and the Company shall sell to the Offerees the number of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer.

(d)           Further Sale.  In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 3.1(c)(ii) above may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Section 3.1(a)-(c) above.

(e)           Exceptions.  The rights of the Offerees under this Section 3.1 shall not apply to:

(i)           any Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii)           any capital stock or derivative thereof granted to an employee, director or consultant under a stock plan approved by the Board of Directors of the Company and its stockholders;

(iii)           any securities issued as consideration for the acquisition of another entity by the Company by merger or share exchange (whereby the Company owns no less than fifty-one percent (51%) of the voting power of the surviving entity) or purchase of substantially all of such entity’s stock or assets, if such acquisition is approved by the Board of Directors;

(iv)           any securities issued in connection with a strategic partnership, joint venture or other similar arrangement, provided that the purpose of such arrangement is not primarily the raising of capital and that such arrangement is approved by two-thirds of the members of the Board of Directors;

(v)           any securities issued to a financial institution in connection with a bank loan or lease with such financial institution provided that such issuance is approved by two-thirds of the members of the Board of Directors; and

(vi)           any securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities outstanding on the Closing Date.

3.2           Right of First Refusal on Dispositions by the Holders.

(a)           If at any time any of the Holders wishes to sell, assign, transfer or otherwise dispose of or encumber, other than in a transaction involving a public offering, any equity security of the Company or any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, whether presently held or hereafter acquired (collectively, the “Restricted Shares”) by such Holder, such Holder shall submit a written offer to sell such Restricted Shares to the Investors on terms and conditions, including price, not less favorable to the Investors than those on which such Holder proposes to sell such Restricted Shares to a third party (the “Offer”).  The Offer shall disclose the Restricted Shares proposed to be sold or transferred, the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer.  Within fifteen (15) days after receipt of the Offer, each of the Investors shall have the right to purchase, on the same terms and conditions set forth in the Offer, that portion of the offered Restricted Shares (the “Offered Restricted Shares”) to be determined in the manner set forth herein.  Each Investor shall have the right to purchase that number of the Offered Restricted Shares as shall be equal to the aggregate Offered Restricted Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then held by such Investor (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) and the denominator of which is the aggregate number of shares of such Common Stock then held by all the Investors and all holders of the Series C Preferred Stock (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities).  The amount of Offered Restricted Shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 3.2 shall be referred to as such Investor’s “Pro Rata Fraction.”  Each Investor shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee.  In the event an Investor does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction, then any Investors who so elect shall have the right to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or Qualified Transferee.  Subject to such proration, each Investor shall have the right to accept the Offer as to all or part of the Offered Restricted Shares offered thereby.  In the event that an Investor shall elect to purchase all or part of the Offered Restricted Shares covered by the Offer, said Investor shall individually communicate in writing such election to purchase to whichever of the Holders has made the Offer, which communication shall be delivered by hand or mailed to such Holder at the address set forth on Exhibit A hereto and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Restricted Shares covered thereby.  In the event that the Investors do not purchase all of the Offered Restricted Shares pursuant to and within forty-five (45) days after the Offer, each such agreement to purchase the Offered Restricted Shares shall be deemed null and void, and such Holder shall have the right to sell such Shares at any time within ninety (90) days after the expiration of the Offer, but subject to the provisions of Section 3.3 below.  Any such sale shall be at a price not less than the price, and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer.  Any Shares not sold within such ninety (90)-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.  For purposes of this Section 3.2, a “Qualified Transferee” of an Investor shall mean any person (i) who is an Investor, (ii) who is an “affiliated person” of an Investor, as that term is defined in the Investment Company Act of 1940, or (iii) who is a member, partner or shareholder of an Investor.

(b)           Anything herein to the contrary notwithstanding, the provisions of this Section 3.2 and Section 3.3 shall not apply to:  (i) any transfer of Restricted Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members; (ii) any transfer of Restricted Shares by a Holder to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said shares until the termination of this Agreement; (iii) any repurchase of shares of Common Stock from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment; (iv) any transfer of Restricted Shares of Palisade to any directors, managers, officers, shareholders, members, or partners of Palisade or any of its affiliates; and (v) any transfer of Restricted Shares in connection with a merger, consolidation or other similar transaction of the Company whereby the shareholders of the Company immediately prior to such transaction own less than a majority of the surviving entity immediately following such transaction.  In the event of any such transfer, other than pursuant to subsection (iii), (iv) or (v) above, the transferee of the Restricted Shares shall hold the Restricted Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an instrument of accession in form and substance reasonably satisfactory to the Investors agreeing to be bound by the provisions of this Agreement.

3.3           Right of Participation in Sales by Holders.  If at any time any Holder wishes to sell, assign, transfer or otherwise dispose of any Restricted Shares owned by such Holder in a transaction which is subject to the provisions of Section 3.2 hereof and, subject to the exercise of rights under such Section 3.2, each Investor shall have the right to require, as a condition to such sale or disposition, that the Person acquiring Restricted Shares (the “Purchaser”) purchase from said Investor at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Holder the same percentage of shares of Common Stock (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) held by such Investor as such sale or disposition represents with respect to said Restricted Shares then owned by the Holder that is selling.  Each Investor wishing so to participate in any such sale or disposition shall notify the selling Holder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 3.2, and in all events within twenty (20) days after receipt thereof, which twenty (20) day period shall run concurrently with the fifteen (15) day period set forth in Section 3.2(a).  In the event that an Investor shall elect to participate in such sale or disposition, said Investor shall individually communicate such election to the selling Holder, which communication shall be delivered by hand or mailed to such Holder at the address set forth on Exhibit A hereto.  The Holder and/or each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Common Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; provided, however, that any purchase of less than all of such Common Stock by the Purchaser shall be made from the Holder and/or each participating Investor based upon a fraction, the numerator of which is the number of shares of Common Stock of the Company then owned by the Holder or such participating Investor (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities) and the denominator of which is the aggregate number of shares of such Common Stock held by the Holder and all of the participating Investors and all participating holders of the Series C Preferred Stock (including shares then issuable upon the exercise or conversion of outstanding exercisable or convertible securities).  The selling Holder shall use his or its reasonable best efforts to obtain the agreement of the Purchaser to the participation of the participating Investors in the contemplated sale, and shall not sell any Restricted Shares to such Purchaser if such Purchaser declines to permit the participating Investors to participate pursuant to the terms of this Section 3.3.  The provisions of this Section 3.3 shall not apply to the sale of any Restricted Shares by a Holder to an Investor pursuant to an Offer under Section 3.2. The rights of the parties under this Section 3.3 and Section 3.2 above are unique and, accordingly, the Investors shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

3.4           Further Assurances.  The Company hereby agrees to take all further actions, execute all further documents and perform all further things necessary to give effect to the provisions of this Agreement.

3.5           Removal of Legends.  Upon the earlier of (i) registration of the Shares for sale pursuant to Section 3.9 or (ii) Rule 144(k) becoming available with respect to an Investor’s Shares, the Company shall, upon an Investor’s written request (which in the case of clause (i) shall be accompanied by a written certification by the Investor that (A) the Investor has a present intention to dispose of Shares covered by such Registration Statement pursuant to the plan of distribution included in a currently available final prospectus related thereto, and (B) the Investor will comply with the prospectus delivery requirements applicable to such disposition, and which, in the case of clause (ii), shall be accompanied by such reasonable and appropriate customary representations as may be reasonably requested by the Company), promptly cause certificates evidencing such Shares to be replaced with certificates which do not bear the restrictive legend described in Section 4.7.  When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within ten (10) business days of submission by that Investor of legended stock certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 1% of the aggregate purchase price of the Shares (or in the case of the Conversion Shares, the purchase price of the Purchased Shares pursuant to which such Conversion Shares were issued) evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such ten (10) days that the unlegended certificates have not been so delivered.

3.6           Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares and the Warrants to finance clinical trials for the Corporation’s NLX-P101 and NLX-E201 technologies and for general corporate purposes and working capital.

3.7           Section 203 Exemption.  The Board of Directors has adopted this Agreement and the transactions contemplated hereby and thereby in such manner as is sufficient to render the restrictions of Section 203 of the Delaware General Corporations Law inapplicable to the Agreements and all transactions contemplated hereby and thereby.

3.8           Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of an Investor if such request is made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon request, the Company will provide to the Investor written certification of its compliance with the provisions of this Section 3.8.

3.9           Intentionally omitted.

3.10           Issuance and Quotation.  The Company shall comply with all requirements of the NASD and the SEC with respect to the issuance of the Shares and the OTC BB with respect to the quotation of the Shares on the OTC BB, including without limitation providing a CUSIP number for all Shares, to the extent required.

3.11           No Manipulation of Stock.  The Company will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

3.12           Investment Company.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.13           Disclosure.  The Company shall as soon as practicable after the Closing Date issue a press release disclosing the material terms of the transactions contemplated by the Transaction Documents (including at least the Purchased Shares and Warrants sold and proceeds therefrom).

3.14           Transactions with General Electric Company or its Affiliates.  Except for transactions with Palisade, the Company hereby covenants and agrees that it will provide General Electric Pension Trust written notice no less than fifteen (15) days prior to the occurrence of any of the following events: (i) the issuance by the Company of any securities (including without limitation any capital stock or notes, debentures or other indebtedness, whether or not convertible into or exchangeable for capital stock) of the Company to General Electric Company or any subsidiary, division or affiliate of General Electric Company; or (ii) the grant by the Company or any of its subsidiaries of any options, warrants or other rights to acquire any securities of the Company or any of its subsidiaries to General Electric Company or any subsidiary, division or affiliate of General Electric Company.  The Company covenants and agrees that it shall not become a party-in-interest, as defined in Section 3(14) of ERISA, with respect to General Electric Pension Trust.

3.15           Status as an Operating Company.  The Company shall maintain its status as an operating company within the meaning of the Department of Labor Regulation 2510.3-101.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to, and covenants with, the Company that:

4.1           Due Authorization.  The Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Investor enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2           Purchase Entirely for Own Account.  The Shares to be purchased by the Investor will be acquired for investment only for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Shares.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time.

4.3           Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Shares.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the

Company regarding the terms and conditions of the offering of the Shares.  The Investor recognizes that an investment in the Shares involves a high degree of risk, including the risk of total loss of the Investor’s investment.  The Investor has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.  The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.

4.4           Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to the transactions contemplated hereby.

4.5           Restricted Securities.  The Investor understands that the Shares that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.6           Disclosures to the Company.  The Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

4.7           Legends.  It is understood that the certificates evidencing the Shares shall bear a legend, reading substantially as follows:

 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR UNLESS SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS EXCEPT PURSUANT TO RULE 144(K) OR PURSUANT TO AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

4.8           General Electric Pension Trust.  Notwithstanding anything to the contrary in the Transaction Documents, General Electric Pension Trust shall not be obligated to sell any Shares to any Person under this Agreement if such sale would constitute a non-exempt prohibited transaction under ERISA.

ARTICLE V

SURVIVAL; INDEMNITY

5.1           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company herein shall survive the execution of this Agreement, the delivery to the Investors of the Purchased Shares and Warrants being purchased and the payment therefor; provided, that the representations and warranties of the parties hereunder shall only survive for a period of one (1) year following the Closing Date.

5.2           Indemnity.

(a)           The Company agrees to indemnify and hold each Investor, and its respective directors, managers, officers, shareholders, members, partners, affiliates, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to any breach (or alleged breach) of any representation, warranty or covenant of the Company contained in this Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or the transactions contemplated by or referred to herein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.  The Company shall reimburse each Investor for amounts provided for herein on demand as such expenses are incurred.  THE COMPANY SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY INDEMNIFIED PERSON OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THEIR INVESTMENT IN THE SHARES UNDER THIS AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER.

ARTICLE VI

MISCELLANEOUS

6.1           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given and received (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(A)         if to the Company, to:

Neurologix, Inc.
One Bridge Plaza
Fort Lee, NJ 07024
Attention: Marc Panoff
Fax: (201) 592-0366

(B)         if to the Investors, at their respective addresses on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing, with a copy to: counsel set forth on Exhibit A hereto.

(C)         if to the Holders, at their respective addresses on Exhibit Ahereto, or at such other address or addresses as may have been furnished to the Company in writing.

6.2           Changes.  This Agreement may not be modified, waived or amended except pursuant to an instrument in writing signed by the Company and at least seventy percent (70%) in interest of the Investors; provided that any Investor may waive by written consent any provision that is intended for its benefit; providedfurther, however, that any such modification, waiver or amendment that adversely and disproportionately affects any Investor shall require the prior consent of such Investor.  Notwithstanding the foregoing, any amendment to Sections 3.2 or 3.3 shall also require the prior written consent of the Holders.

6.3           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

6.4           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.5           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Currency.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

6.7           Prior Agreements.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements (including without limitation oral agreements) concerning the purchase and sale of the Shares.

6.8           Costs, Expenses and Taxes.  The Company agrees to pay  the reasonable out-of-pocket costs and expenses of the Investors incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees and expenses of Goodwin Procter LLP, special counsel for GE Asset Management Incorporated, and the reasonable fees and expenses of Haynes and Boone, LLP, special counsel for Corriente Master Fund, L.P., as well as the reasonable fees and out~~-~~of-pocket expenses of legal counsel, independent public accountants, technical professionals and other outside experts retained by the Investors in connection with the amendment or enforcement of this Agreement.

6.9           Transfer of Rights.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares), whether so expressed or not; provided, however, that rights conferred to the Investors may be transferred to a transferee of Shares only if the Company has been given written notice thereof, such transfer complies with the requirements of applicable law and the NASD and the SEC and such transferee is (i) a partner or retired partner of any Investor which is a partnership; (ii) a member or retired member of any Investor which is a limited liability company or (iii) any purchaser of Shares from an Investor representing at least five percent (5%) of the Purchased Shares.  Notwithstanding the foregoing, the rights set forth in Sections 3.1, 3.2 and 3.3 shall only apply to transferees who purchase at least fifty percent (50%) of the Shares held by the transferor (on an as-converted to Common Stock basis).

6.10           Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other

Investor under this Agreement.  Nothing contained herein or in any other document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other related documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEUROLOGIX, INC.

By:	/s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer

THE INVESTORS

GENERAL ELECTRIC PENSION TRUST

By: GE Asset Management Incorporated, its Investment Manager

By:	/s/ Daniel L. Furman
Name: Daniel L. Furman
Title: Vice President

CORRIENTE MASTER FUND, L.P.

By:  Corriente Capital Management, L.P., its Managing General Partner

By:  Corriente Advisors LLC, its General Partner

By:	/s/ James Haddaway
Name: James Haddaway
Title: Member

THE HOLDERS

[FOR PURPOSES OF SECTION 3.2 AND SECTION 3.3]:

/s/ Martin J. Kaplitt
Martin J. Kaplitt, M.D.
Address:

PALISADE PRIVATE PARTNERSHIP, L.P.
By: Palisade Private Holdings, LLC, General Partner

By:	/s/ Steven E. Berman
Name: Steven E. Berman
Title: Member
Address:	One Bridge Plaza Fort Lee, NJ 07024

NEUROLOGIX, INC.

By:	/s/ John E. Mordock
Name: John E. Mordock
Title: President & Chief Executive Officer